UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 6, 2016

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160
(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2016, Net Element, Inc., a Delaware corporation (the “Company”), entered into a common stock purchase agreement (the “Purchase Agreement”) with ESOUSA HOLDINGS, LLC, a New York limited liability company (“ESOUSA”) which provides that, upon the terms and subject to the conditions and limitations set forth therein, ESOUSA is committed to purchase up to an aggregate of $10 million of shares of the Company’s common stock over the 30-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with ESOUSA (the “Registration Rights Agreement”), in which the Company agreed to file one or more registration statements, as permissible and necessary to register under the Securities Act of 1933, as amended (the “Securities Act”), registering the sale of the shares of the Company’s common stock that will and may be issued to ESOUSA under the Purchase Agreement.

Under the Purchase Agreement, after the Securities and Exchange Commission (the “SEC”) declares effective the registration statement referred to above, on any trading day selected by the Company, the Company has the right, in its sole discretion, to present ESOUSA with a purchase notice (each, a “Purchase Notice”), directing ESOUSA (as principal) to purchase up to 50,000 shares of the Company’s common stock per business day (each, a “Regular Purchase”), up to $10 million of the Company’s common stock in the aggregate at a per share price (the “Purchase Price”) equal to the lesser of:

•	the consolidated closing bid price of the Company’s common stock established by the Nasdaq Capital Market on the purchase date; or
•	the arithmetic average of the 3 lowest consolidated closing bid prices for the Company’s common stock during the 10 consecutive trading days ending on the trading day immediately preceding the purchase date.

However, no Regular Purchase may exceed $1 million per business day. The number of shares for each Regular Purchase may be increased to up to 75,000 shares if the consolidated closing bid price of shares of our common stock is not below $0.50 per share on the date of the applicable Purchase Notice and to up to 100,000 shares if the consolidated closing bid price of shares of our common stock is not below $1.00 per share on the date of the applicable Purchase Notice.

In addition, on any date on which the Company submits a Purchase Notice to ESOUSA and our stock price is not less than $0.25 per share, the Company also has the right, in its sole discretion, to present ESOUSA with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing ESOUSA to purchase on the next trading day (the “VWAP Purchase Date”) an amount of stock to not exceed the lesser of (i) 2 times the maximum number of shares allowed to be sold for a Regular Purchase with applicable consolidated closing bid prices or (ii) 20% of the trading volume of the Common Stock on the business day following VWAP Purchase Notice. The purchase price per share pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) is the lesser of (i) the consolidated closing bid price of Common Stock on the VWAP Purchase Date; or (ii) 95% of volume weighted average price for the Common Stock on the VWAP Purchase Date.

The Purchase Price and VWAP Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split, or other similar transaction occurring during the period(s) used to compute the Purchase Price and VWAP Purchase Price. The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to ESOUSA from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

The Purchase Agreement provides that the Company and ESOUSA shall not effect any sales under the Purchase Agreement on any purchase date where the consolidated closing bid price of the Company’s common stock is less than $0.50. There are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of sales of the Company’s common stock to ESOUSA. ESOUSA has no right to require any sales by the Company, but is obligated to make purchases from the Company as directed by the Company in accordance with the Purchase Agreement.

In addition, the total number of shares of common stock that may be issued under Purchase Agreement, including the Commitment Shares (as defined below), will be limited to 2,362,724 shares of Company common stock (the “Exchange Cap”), which equals 19.99% of our outstanding shares of common stock as of the date of the Purchase Agreement, unless stockholder approval is obtained to issue more than such 19.99%. The Exchange Cap will be adjusted for any stock dividend, stock split, reverse stock split or similar transaction. The foregoing limitation will not apply if stockholder approval has not been obtained and at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares of Company common stock issued under the Purchase Agreement is equal to or greater than $1.880, a price equal to the consolidated closing bid price of the Company common stock on the date of the Purchase Agreement. In no event will the Company be required or permitted to issue any shares of its common stock under the Purchase Agreement if such issuance would violate the rules or regulations of the Nasdaq Capital Market.

The Company will not issue any shares of our common stock under Purchase Agreement if such shares proposed to be issued and sold, when aggregated with all other shares of the Company common stock then owned beneficially (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by ESOUSA Holdings and its affiliates would result in the beneficial ownership by ESOUSA Holdings and its affiliates of more than 9.99% of the then issued and outstanding shares of the Company common stock.

There are no limitations on use of proceeds, financial or business covenants, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.

There are no restrictions on future fundings other than the Company agreed that during the lesser of (i) 30 months from the date of the Purchase Agreement or (ii) the period when ESOUSA still owns the shares of Common Stock issued to ESOUSA under the Purchase Agreement, the Company will not, without consent of ESOUSA, issue any floating conversion rate or variable priced securities convertible into Common Stock if such convertible securities shall have no floor price associated therewith (excluding any at-the-market offerings with a registered broker-dealer).

In consideration for entering into the Purchase Agreement, upon the earlier of (i) on or 1 business day after the SEC declares effective the registration statement referred to the Purchase Agreement or (ii) six months after the date of the Purchase Agreement, the Company will issue to ESOUSA such number of shares of Common Stock that would have a value equivalent to $200,000 calculated using the average of volume weighted average price for the Common Stock during the 3 trading days period immediately preceding the date of issuance of such shares (the “Commitment Shares”). Under the Purchase Agreement, the Commitment Shares are deemed to have been vested and earned as of the date the Purchase Agreement was executed. The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost to the Company. ESOUSA has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of the Company’s common stock during any time prior to the termination of the Purchase Agreement.

Any proceeds from the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and Registration Rights Agreement are filed herewith as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement and the Registration Rights Agreement.

The issuance of the Commitment Shares and all other shares of common stock that may be issued from time to time to ESOUSA under the Purchase Agreement is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the potential future sale of shares of the Company’s common stock and price for such sales under the Purchase Agreement. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of July 6, 2016, between Net Element, Inc. and ESOUSA Holdings, LLC *

10.1	Common Stock Purchase Agreement, dated as of July 6, 2016 between Net Element, Inc. and ESOUSA Holdings, LLC *

_________________ *Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2016

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of July 6, 2016, between Net Element, Inc. and ESOUSA Holdings, LLC *

10.1	Common Stock Purchase Agreement, dated as if July 6, 2016 between Net Element, Inc. and ESOUSA Holdings, LLC *

_________________ *Filed herewith.